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      EXHIBIT 21.1

            SUBSIDIARIES OF CALAMOS ASSET MANAGEMENT, INC.

            The following table lists the direct and indirect subsidiaries of Calamos Asset Management, Inc. immediately following the consummation of the Reorganization that is described in the Registration Statement on Form S-1.

NAME                              JURISDICTION OF INCORPORATION OR ORGANIZATION

Calamos Holdings LLC              Delaware

Calamos Advisors LLC              Delaware

Calamos Financial Services LLC    Delaware

Calamos Partners LLC              Delaware

Calamos Property Management LLC   Delaware

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